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Exhibit 21.1

                      SUBSIDIARIES OF ALAMO GROUP INC.

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NAME                                               JURISDICTION OF INCORPORATION
----                                               -----------------------------

Alamo Group (USA) Inc. (1)                         Delaware
Alamo Group (EUR) Limited (1)                      United Kingdom
Alamo Capital Inc. (1)                             Nevada
Alamo Group International, Inc. (1)                U. S. Virgin Islands
Herschel-Adams Inc. (1)                            Nevada
Alamo Financial Inc. (2)                           Delaware
Alamo Group (IL) Inc. (2)                          Illinois
Alamo Group (KS) Inc. (2)                          Kansas
Alamo Group (TX) Inc. (2)                          Nevada
Alamo Group (WA) Inc. (2)                          Delaware
Alamo Sales Corp. (2)                              Delaware
Alamo Group Trucking, Inc. (2)                     Delaware
M&W Gear Company (2)                               Delaware
Tiger Corporation (2)                              Nevada
Electronics Parts Counter Inc. (2)                 Nevada
Adams Hard-Facing Company, Inc. (3)                Oklahoma
Alamo Group (IA) Inc. (3)                          Nevada
Herschel (PA) Inc. (3)                             Nevada
Adams Sales Corp. (4)                              Nevada
Alamo Group (FR) S.A. (5)                          France
Bomford Turner (5)                                 United Kingdom
McConnel Limited (5)                               United Kingdom
NJM Dabekausen Beheer B.V. (6)                     Netherlands
Agri-Projects International Limited (6)            United Kingdom
Bomford & Evershed Limited (6)                     United Kingdom
Bomford Bros. Limited (6)                          United Kingdom
Turner International (Engineering) Limited (6)     United Kingdom
Signalisation Moderne Autoroutiere S. A. (7)       France
Betrac S. A. (7)                                   France
S.C.I. Industrielle La Saussaie (7)                France
Forges Gorce (7)                                   France

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(1) 100% owned by Alamo Group Inc.
(2) 100% owned by Alamo Group (USA) Inc.
(3) 100% owned by Herschel-Adams Inc.
(4) 100% owned by Adams Hard-Facing Company, Inc.
(5) 100% owned by Alamo Group (EUR) Limited
(6) 100% owned by Bomford Turner Limited
(7) 100% owned by Alamo Group (FR) S.A.